UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2008
SearchPath International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0001416886	20-3171966

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Euclid Avenue, Suite 325, Cleveland, Ohio	44115

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (216) 912-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers.
On September 5, 2008, Elin B. Young, a member of the Board of Directors of SearchPath International, Inc. (the “Company”) tendered her resignation from the Board of Directors, effective immediately. Ms. Young’s resignation was due to conflicting time commitments and not a result of any disagreement with the Company. Ms. Young will remain in her position as the Company’s General Counsel.
On September 5, 2008, the remaining Directors unanimously appointed Michael W. Woods to the Company’s Board of Directors, effective immediately. Mr. Woods will serve as a Director until the next annual meeting of stockholders or thereafter until his successor is qualified and chosen.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchPath International, Inc.
September 9, 2008	By:	/s/ Thomas K. Johnston
		Name:	Thomas K. Johnston
		Title:	Chief Executive Officer